Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Keith J. Sullivan, President and Chief Executive Officer of Neuronetics, Inc. (the “Company”), and Steven Pfanstiel, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.             The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.             The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2026

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 17th day of March, 2026.

By:	/s/ Keith J. Sullivan	By:	/s/ Steven E. Pfanstiel
Name:	Keith J. Sullivan	Name:	Steven Pfanstiel
Title:	President and Chief Executive Officer	Title:	EVP, Chief Financial Officer and Treasurer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

“This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Neuronetics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”